As filed with the Securities and Exchange            Registration No. 333-______
Commission on October 20, 2000
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            METHODE ELECTRONICS, INC.
             (Exact Name of Registrant as Specified in its Charter)

       DELAWARE                                        36-2090085
(State of Incorporation)                 (I.R.S. Employer Identification Number)

                7401 WEST WILSON AVENUE, CHICAGO, ILLINOIS 60706
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

                  METHODE ELECTRONICS, INC. 401(k) SAVINGS PLAN
                            (Full Title of the Plan)

                                Dale W. Phillips
                   Vice President and Chief Financial Officer
                            Methode Electronics, Inc.
                             7401 West Wilson Avenue
                             Chicago, Illinois 60706
                                 (708) 867-6777
           (Name, Address, and Telephone Number of Agent For Service)

                                    COPY TO:
                              James W. Ashley, Jr.
                              Lord, Bissell & Brook
                            115 South LaSalle Street
                             Chicago, Illinois 60603
                                 (312) 443-0700

------------------------------------------------------------------------------------------------------------------------------------
                                            CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Title of securities                Amount to be        Proposed maximum              Proposed maximum              Amount of
to be registered                   registered          offering price per share      aggregate offering price      registration fee
------------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $0.50        500,000 (1)         $38.00 (2)                    $19,000,000 (2)               $5,016 (2)
par value
------------------------------------------------------------------------------------------------------------------------------------
Class B Common Stock, $0.50        50,000 (1)          $38.00 (2)                    $1,900,000 (2)                $502 (2)
par value
------------------------------------------------------------------------------------------------------------------------------------
Plan interests related to the      An
Methode Electronics, Inc.          indeterminate
401(k) Savings Plan                amount of plan
                                   interests (3)
------------------------------------------------------------------------------------------------------------------------------------

(1) Based on an estimate of the number of shares that will be purchased pursuant to the Methode Electronics, Inc. 401(k) Savings Plan. There are also being registered an indeterminant number of additional shares of Class A Common Stock and Class B Common Stock which may be necessary to adjust the number of shares available for purchase pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Class A Common Stock or Class B Common Stock of the Company pursuant to Rule 416(c) of the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee and based on the average of the high and low prices of the Class A Common Stock and Class B Common Stock as reported on the Nasdaq National Market on October 13, 2000.

(3) Pursuant to Rule 416(c) of the Securities Act of 1933, this Registration Statement covers an indeterminate amount of plan interest to be offered or sold pursuant to the Methode Electronics, Inc. 401(k) Savings Plan incorporated by reference as an exhibit hereto.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     Methode Electronics, Inc. (the "Company") and the Methode Electronics, Inc. 401(k) Savings Plan (the "Plan") hereby incorporate by reference into this Registration Statement on Form S-8 (the "Registration Statement") the documents listed below which have previously been filed with the Securities and Exchange Commission (the "Commission"):

     1. The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2000.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2000.

     3. The description of the shares of the Company's Class A Common Stock, $.50 par value per share, contained in the Company's Registration Statement on Form 8-A dated October 5, 1982, filed pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report updating such description.

     4. The description of the shares of the Company's Class B Common Stock, $.50 par value per share, contained in the Company's Registration Statement on Form 8-A dated October 5, 1982, filed pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report updating such description.

     In addition, each document or report subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document or report incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any subsequently filed amendment to this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Company's certificate of incorporation and bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company also maintains director and officer liability insurance. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of the Company's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. See also related undertakings in Item 9 below.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

4.1 Certificate of Incorporation, as amended and currently in effect (incorporated by reference from the Company's Registration Statement No. 33-61940)*

4.2 By-laws, as amended and currently in effect (incorporated by reference from the Company's Registration Statement No. 33-61940)*

23.1      Consent of Ernst & Young LLP, independent auditors

24.1      Power of Attorney (included on signature page)

99.1      Methode Electronics, Inc. 401(k) Savings Plan

--------------------
* Incorporated by reference.

ITEM 9.   UNDERTAKINGS.

     The undersigned Company hereby undertakes:

     A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE COMPANY. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 20, 2000.

                                        METHODE ELECTRONICS, INC.

                                        By: /s/ William J. McGinley
                                           -------------------------------------
                                        Name: William J. McGinley
                                        Its:  Chairman


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William J. McGinley and Dale W. Phillips and each of them with power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME AND CAPACITY                                 DATE
/s/ William J. McGinley                           October 20, 2000
---------------------------------------
William J. McGinley
Chairman (Principal Executive Officer);

/s/ Dale W. Phillips                              October 20, 2000
---------------------------------------
Dale W. Phillips
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Michael G. Andre                              October 20, 2000
---------------------------------------
Michael G. Andre
Director

/s/ James W. Ashley, Jr.                          October 20, 2000
---------------------------------------
James W. Ashley, Jr.
Director

/s/ John R. Cannon                                October 20, 2000
---------------------------------------
John R. Cannon
Director

/s/ Kevin J. Hayes                                October 20, 2000
---------------------------------------
Kevin J. Hayes
Director


/s/ James W. McGinley                             October 20, 2000
---------------------------------------
James W. McGinley
Director



     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 20, 2000.

                                    METHODE ELECTRONICS, INC. 401(k)
                                    SAVINGS PLAN

                                    By: /s/ Robert J. Keuhnau
                                       ---------------------------------------
                                        Robert J. Keuhnau, for the Committee

                                INDEX TO EXHIBITS

Exhibit
Number         Description of Exhibit
------         ----------------------

4.1            Certificate of Incorporation, as amended and currently in effect
               (incorporated by reference from the Company's Registration
               Statement No. 33-61940)*

4.2 By-laws, as amended and currently in effect (incorporated by reference from the Company's Registration Statement No.
               33-61940)*

23.1           Consent of Ernst & Young LLP, independent auditors

24.1           Power of Attorney (included on signature page)

99.1           Methode Electronics, Inc. 401(k) Savings Plan

--------------------
* Incorporated by reference.